SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 25, 2004

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 N.W. 60th Avenue, Miami, Florida	33014

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(305) 818-8000

____________________________________________________

(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure.

      On June 25, 2004, Elizabeth Arden, Inc. closed the exchange offer of all of its outstanding $225.0 million aggregate principal amount 7 3/4% Senior Subordinated Notes due 2014 for an equal aggregate principal amount of notes with substantially identical terms registered under the Securities Act of 1933, as amended.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date:	June 25, 2004	By: /s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer